UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2014
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Newell Rubbermaid Inc. (the “Company”) intends to offer approximately 5,700 former employees who have deferred vested benefits under the Company’s tax-qualified pension plan, a one-time election to receive a lump sum distribution of the present value of their benefits by the end of 2014. This will reduce the size of the Company’s U.S. tax-qualified defined benefit pension plan obligation and related expenses.  The benefit obligation associated with these former employees is approximately $200 million, equivalent to about 20% of the Company's benefit obligation for its U.S. tax-qualified pension plan.
The cash payments to those electing the lump sum distribution will be made from the pension plan assets.  Therefore, the lump sum payment offer will not impact the Company’s cash flow.  Based on the average acceptance rate of similar offers of approximately 50%, the Company would recognize a one-time, non-cash settlement charge in the fourth quarter.  At that participation level, the Company would expect to incur a non-cash charge of approximately $50 million during the fourth quarter. The Company will not be able to determine the amount of the fourth quarter charge until the offer is completed.
Statements in this current report that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the Company’s intention to make the lump sum payment offer, the expected benefits and timing of the lump sum payment offer and the expected impact of the lump sum payment offer on the Company’s results of operations. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the participation rate in the lump sum payment offer, the actual return on plan assets and various actuarial assumptions, our ability to realize the expected financial results of the offer and those factors listed in our most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, and Exhibit 99.1 thereto. Changes in such assumptions or factors could produce significantly different results. The information contained in this current report is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this current report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014
NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary, Executive
Leader EMEA and Interim Chief Financial Officer